Exhibit 99.4

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The board of directors of Avago Technologies Limited unanimously recommends a vote “FOR” the approval of the Avago Scheme Proposal and “FOR” the approval of the Equity Issuance Proposal.
+

			For	Against	Abstain

1.   Avago Scheme Proposal: To approve the statutory scheme of arrangement between (i) Avago, (ii) the Avago Shareholders, and (iii) Pavonia Limited whereby all issued ordinary shares of Avago will be transferred to Avago Technologies Cayman Finance Limited, as the entity designated by Pavonia Limited to receive such shares, in consideration for newly allotted and issued ordinary shares in the capital of Pavonia Limited, as set forth in Avago’s Notice of, and proxy statement relating to, its Court Meeting of Avago Shareholders.

			☐	☐	☐

2.   Equity Issuance Proposal: To approve the allotment and issuance of ordinary shares in the capital of Pavonia Limited and/or limited partnership interests of Safari Cayman L.P. (including the allotment and issuance of ordinary shares in the capital of Pavonia Limited upon the exchange of such limited partnership interests in accordance with the terms thereof and the Pavonia Limited voting rights attached thereto) to shareholders of Broadcom Corporation, as set forth in Avago’s Notice of, and proxy statement relating to, its Court Meeting of Avago Shareholders.

			☐	☐	☐

In their discretion, the Proxies, and each of them acting alone, are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Meeting Attendance	Yes	No
Please indicate if you plan to attend the meeting	☐	☐

Please note that if your shares are held in the name of a broker, trust, bank or other nominee, in order to be admitted to the Avago Court Meeting you will also need to bring a letter or recent account statement from that broker, bank or other nominee that confirms that you are the beneficial owner of those shares, as well as a picture identification, such as a valid driver’s license or passport, for purposes of personal identification.

If you would like to reduce the costs incurred by Avago in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please contact Avago’s transfer agent, Computershare Investor Services at 1-800-431-7723 within the US, US Territories and Canada, or at +1-312-360-5193 outside the US, US Territories and Canada.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

AVAGO TECHNOLOGIES LIMITED
(Incorporated in the Republic of Singapore)	+
(Company Registration Number 200510713C)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, being a member of Avago Technologies Limited (“Avago”), hereby appoints Hock E. Tan, Anthony E. Maslowski and Patricia H. McCall, or each of them acting alone, as proxies (the “Proxies”) of the undersigned, with full powers of substitution, and hereby authorizes the Proxies to represent and to vote, as designated on the reverse side, all of the ordinary shares of Avago owned by the undersigned entitled to vote at the Court Meeting of Avago Shareholders of Avago to be held at 11:00 a.m. Pacific Time on November 10, 2015, at our subsidiary’s offices located at 1320 Ridder Park Drive, San Jose, California 95131, U.S.A., and at any adjournment or postponement thereof.

This Proxy Card, when properly executed and returned in a timely manner, will be voted at the Court Meeting of Avago Shareholders and any adjournment or postponement thereof in the manner described herein.

The undersigned hereby acknowledges receipt of the Notice of the Court Meeting of Avago Shareholders and the accompanying proxy statement.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, TO ARRIVE NOT LESS THAN 48 HOURS PRIOR TO THE TIME OF THE MEETING (OR WITHIN SUCH OTHER TIME AS MAY BE REQUIRED BY THE SINGAPORE COMPANIES ACT).

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
This Proxy Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signatory is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signatory is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

THIS PROXY CARD IS VALID ONLY WHEN SIGNED